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                                                                EXHIBIT 10.1 (a)


                          CERTIFICATION OF RESOLUTIONS

                          OF THE BOARD OF DIRECTORS OF

                             LITTON INDUSTRIES, INC.

I, the undersigned, Lynne M. O. Brickner, Vice President and Secretary of LITTON INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY that the following is a true and correct extract of resolutions duly adopted by the Board of Directors of the Corporation on December 3, 1999, in accordance with the laws of Delaware and the By-laws of the Corporation, and that the resolutions are in full force and effect as of the date hereof:

            RESOLVED, that pursuant to Article III, Section 16, of the By-laws of this corporation, during calendar year 2000, the members of the Board of Directors of this corporation who are not employees of this corporation ("non-employee directors") shall be paid a fixed fee of $27,500 for services to be rendered as members of the Board of Directors, payable in quarterly installments of $6,875 at the beginning of each calendar quarter, and, in addition thereto, they shall be paid an attendance fee of $1,500 for each Board meeting attended by them, payable following any such meeting attended;

            RESOLVED FURTHER, that during calendar year 2000 non-employee directors of this corporation shall be paid a fee of $1,500 for attendance at each Board committee meeting and each non-employee Chairman of the Committee shall be paid a fee of $2,500 for attendance, with the exception of attendance at meetings of the Executive Committee, payable following any such meeting attended;

            RESOLVED FURTHER, that during calendar year 2000 a non-employee Director serving as Chairman of the Executive Committee of the Corporation shall be paid a fixed fee for services to be rendered as Chairman of the Executive Committee of $15,000, payable in quarterly installments of $3,750 at the beginning of each calendar quarter; and any non-employee director serving as a member of the Executive Committee (but not as Chairman thereof) shall be paid a fixed fee for services to be rendered as a member of the Executive Committee of $12,000, payable in quarterly installments of $3,000 at the beginning of each calendar quarter;

            RESOLVED FURTHER, that the members of the Board shall be paid their normal travel and incidental expenses incurred in traveling to any Board or Board committee meeting upon presentment of invoices covering such expenditures to the Secretary of the Corporation;


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        RESOLVED FURTHER, that in accordance with the terms of the Litton
        Industries, Inc. Non-employee Director Stock Plan, stock options for 2,000 shares of the Corporation's Common Stock will be granted to each non-employee member of the Board on December 6, 1999, the first business day following the Organization Meeting of the Board, and that the option price will be determined based on the average of the high and low trading prices on that day;


        RESOLVED FURTHER, that pursuant to the Non-employee Director Deferred Compensation Plan (the "Plan") adopted by this Board on September 24, 1998, the Board hereby determines that an election by a non-employee Director to defer annual retainer and meeting fees into shares of the Company's Common Stock shall include a premium equal to ten percent (10%) of such annual retainer and meeting fees; and

        RESOLVED FURTHER, that pursuant to the Plan, the Board hereby determines that the number of stock options to be granted pursuant to an election by a non-employee Director to convert annual retainer and meeting fees into options to purchase shares of the Company's Common Stock shall be equal to four times the amount of the Director's annual retainer and meeting fees divided by the fair market value of a share of common stock on the day the annual retainer and meeting fees would otherwise have been payable.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation at Woodland Hills, California, this 28th day of September 2000.




 [SEAL]                                           /s/ Lynne M. O. Brickner
                                                  ------------------------------
                                                  Lynne M. O. Brickner
                                                  Vice President & Secretary